Exhibit 99.1

NEWS RELEASE

Contact:	Will McDowell, Investor Relations – (215) 761-4198
Ellie Polack, Media Relations – (860) 902-4906

CIGNA REPORTS STRONG THIRD QUARTER 2018 RESULTS, RAISES OUTLOOK

o	Total revenues[1] increased 9% to $11.5 billion in the third quarter

o	Shareholders' net income for the third quarter was $772 million, or $3.14 per share

o	Adjusted income from operations[2] in the third quarter was $945 million, or $3.84 per share

o	Adjusted income from operations[2,3,4] is now projected to grow in the range of 31% to 33%, to $3.49 billion to $3.54 billion in 2018, or $14.20 to $14.40 per share[4]

BLOOMFIELD, CT, November 1, 2018 – Cigna Corporation (NYSE: CI) today reported third quarter 2018 results, with strong performance across all of our businesses.

"Cigna continues to provide more affordable, personalized solutions for our customers and clients, enabling us to deliver strong results," said David M. Cordani, President and Chief Executive Officer.  "Looking ahead to 2019, we expect to continue driving innovation, growth and value, all of which will be further enhanced through our pending combination with Express Scripts."

Total revenues1 in the quarter were $11.5 billion, an increase of 9% over third quarter 2017, led by continued strong business growth in Cigna's Global Health Care and Global Supplemental Benefits segments.

For the third quarter of 2018, shareholders' net income was $772 million, or $3.14 per share, compared with $560 million, or $2.21 per share, for the third quarter of 2017.

Cigna's adjusted income from operations2 for the third quarter of 2018 was $945 million, or $3.84 per share, compared with $716 million, or $2.83 per share, for the third quarter of 2017.  This represents per share growth of 36% and reflects continued strong contributions from each of the company's growth platforms.

Reconciliations of shareholders' net income to adjusted income from operations2 are provided on the following page, and on Exhibit 2 of this earnings release.

CONSOLIDATED HIGHLIGHTS

The following table includes highlights of results and reconciliations of total revenues to consolidated operating revenues5 and shareholders' net income to adjusted income from operations2:

Consolidated Financial Results[1] (dollars in millions):

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2018	2017	2018	2018

Total Revenues	$11,457	$10,489	$11,477	$34,314
Net Realized Investment (Gains) Losses	1	(117)	23	59
Special Items[2]	(13)	-	-	(13)
Consolidated Operating Revenues[5]	$11,445	$10,372	$11,500	$34,360

Consolidated Earnings, Net of Taxes
Shareholders' Net Income	$772	$560	$806	$2,493
Net Realized Investment (Gains) Losses[2]	(1)	(75)	22	46
Amortization of Other Acquired Intangible Assets[2]	36	16	18	74
Special Items[2]	138	215	109	297
Adjusted Income from Operations[2]	$945	$716	$955	$2,910

Shareholders' Net Income, per share	$3.14	$2.21	$3.29	$10.14
Adjusted Income from Operations[2], per share	$3.84	$2.83	$3.89	$11.84

•
Cash and marketable investments at the parent company, excluding $19.9 billion in net proceeds from the company's September 2018 debt offering to finance the pending combination with Express Scripts, were $1.3 billion at September 30, 2018 and $1.2 billion at December 31, 2017.

•
Year to date, as of November 1, 2018, the company repurchased 1.3 million shares of common stock for approximately $275 million.  The company does not expect to conduct additional share repurchases prior to closing of the Express Scripts combination.

HIGHLIGHTS OF SEGMENT RESULTS

See Exhibit 2 for a reconciliation of shareholders' net income to adjusted income (loss) from operations2.

Global Health Care

This segment includes Cigna's Commercial and Government businesses that deliver medical and specialty health care products and services to domestic and multi-national clients and customers using guaranteed cost, retrospectively experience-rated and administrative services only ("ASO") funding arrangements.  Specialty health care includes behavioral, dental, disease and medical management, stop loss and pharmacy-related products and services.

Financial Results (dollars in millions, customers in thousands):
				Nine Months
	Three Months Ended			Ended
	September 30,		June 30,	September 30,
	2018	2017	2018	2018

Operating Revenues	$9,117	$8,176	$9,150	$27,356
Adjusted Income from Operations[2]	$804	$575	$789	$2,464
Adjusted Margin, After-Tax[6]	8.8%	7.0%	8.6%	9.0%

	As of the Periods Ended
	September 30,		June 30,	December 31,
Customers:	2018	2017	2018	2017
Commercial	15,785	15,332	15,752	15,420
Government	485	484	484	487
Medical[7]	16,270	15,816	16,236	15,907

Behavioral Care	27,113	26,636	27,069	26,849
Dental	16,518	15,776	16,506	15,801
Pharmacy	8,819	8,959	8,794	8,960
Medicare Part D	767	812	771	821

•
Third quarter 2018 operating revenues increased 12% relative to third quarter 2017, driven by Commercial customer growth and expansion of specialty relationships, as well as premium increases consistent with underlying cost trends.

•
Cigna's medical customer base[7] at the end of third quarter 2018 totaled 16.3 million, an increase of 363,000 customers year to date, driven by continued organic growth in our Select, Middle Market, and Individual segments.

•
Third quarter 2018 adjusted income from operations[2] and adjusted margin, after-tax[6] reflect medical and specialty business growth, strong medical cost performance, favorability in Individual, a lower tax rate and favorable prior year reserve development.

•	Prior year reserve development for third quarter 2018, second quarter 2018, and third quarter 2017 on an after-tax basis was $19 million, $23 million, and $19 million, respectively.

•
The Total Commercial medical care ratio[8] ("MCR") of 76.3% for third quarter 2018 reflects the consistent strong performance of our Commercial Employer business, favorability in Individual and the pricing effect of the resumption of the health insurance tax.

•	The Total Government MCR[8] of 80.7% for third quarter 2018 reflects strong execution in Medicare Advantage.

•
The third quarter 2018 Global Health Care operating expense ratio[8] of 23.0% reflects the return of the health insurance tax, ongoing investments in growth and innovation, and continued effective expense management.

•	Global Health Care net medical costs payable[9] was approximately $2.71 billion at September 30, 2018 and $2.45 billion at December 31, 2017.

Global Supplemental Benefits

This segment includes Cigna's global individual supplemental health, life and accident insurance business, primarily in Asia, and Medicare supplement coverage in the United States.

Financial Results (dollars in millions, policies in thousands):
				Nine Months
	Three Months Ended			Ended
	September 30,		June 30,	September 30,
	2018	2017	2018	2018

Operating Revenues[10]	$1,093	$985	$1,106	$3,301
Adjusted Income from Operations[2]	$93	$109	$118	$323
Adjusted Margin, After-Tax[6]	8.5%	11.1%	10.7%	9.8%

	As of the Periods Ended
	September 30,		June 30,	December 31,
	2018	2017	2018	2017

Policies[10]	13,664	13,087	13,604	13,138

•
Global Supplemental Benefits delivered strong performance in third quarter 2018, with further expansion of customer relationships through continued innovation in product design and distribution strategies.

•	Third quarter 2018 operating revenues[10] grew 11% over third quarter 2017, reflecting continued business growth in our targeted markets.

•	Third quarter 2018 adjusted income from operations[2] and adjusted margin, after-tax[6] reflect business growth and strong operating expense management as well as some unfavorable claims experience.

Group Disability and Life

This segment includes Cigna's group disability, life and accident insurance operations.

Financial Results (dollars in millions):
				Nine Months
	Three Months Ended			Ended
	September 30,		June 30,	September 30,
	2018	2017	2018	2018

Operating Revenues	$1,121	$1,099	$1,127	$3,364
Adjusted Income (Loss) from Operations[2]	$100	$73	$103	$270
Adjusted Margin, After-Tax[6]	8.9%	6.6%	9.1%	8.0%

•	Third quarter 2018 adjusted income from operations[2] and adjusted margin, after-tax[6] reflect continued solid performance in both disability and life businesses.

Corporate & Other Operations

Adjusted loss from operations2 for Cigna's remaining operations is presented below:

Financial Results (dollars in millions):

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2018	2017	2018	2018

Corporate & Other Operations	$(52)	$(41)	$(55)	$(147)

•	Third quarter 2018 adjusted loss from operations[2] increased relative to third quarter 2017 primarily driven by lower corporate tax benefits.

2018 OUTLOOK

Cigna's outlook for full year 2018 consolidated adjusted income from operations2,3,4 is in the range of $3.49 billion to $3.54 billion, or $14.20 to $14.40 per share.  Cigna's outlook excludes the impact of additional prior year reserve development and potential effects of any future capital deployment4.

(dollars in millions, except where noted and per share amounts)	Projection for Full-Year Ending		Change from Prior
	December 31, 2018 [2,3,4]		Projection

Adjusted Income (Loss) from Operations
Global Health Care	$2,970 to 3,000	$	+ 130 to 140
Global Supplemental Benefits	$400 to 410	$	- 10 to 0
Group Disability and Life	$340 to 350		$0 to + 10
Ongoing Businesses	$3,710 to 3,760	$	+ 120 to 150

Corporate & Other Operations	$(220)	$
Consolidated Adjusted Income from Operations	$3,490 to 3,540	$	+ 120 to 150

Consolidated Adjusted Income from Operations, per share	$14.20 to 14.40	$	+ 0.50 to 0.60

2018 Operating Metrics and Ratios Outlook
Total Revenue Growth	Approximately 8.5%	+ 50 bps

Full Year Total Commercial Medical Care Ratio[8]	Approximately 77%	- 50 bps at midpoint
Full Year Total Government Medical Care Ratio[8]	Approximately 82.5%	- 100 bps at midpoint
Full Year Global Health Care Operating Expense Ratio[8]	Approximately 23%
Global Medical Customer Growth[7]	400,000 to 500,000
Full Year Medical Cost Trend[11] Consolidated Adjusted Tax Rate[12]	Customers 3% to 4% 24% to 25%	- 50 bps

The foregoing statements represent the company's current estimates of Cigna's 2018 consolidated and segment adjusted income from operations2,3,4 and other key metrics as of the date of this release.  Actual results may differ materially depending on a number of factors.  Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release.  Management does not assume any obligation to update these estimates.

This quarterly earnings release and the Quarterly Financial Supplement are available on Cigna's website in the Investor Relations section (http://www.cigna.com/aboutcigna/investors).  Management will be hosting a conference call to review third quarter 2018 results and discuss full year 2018 outlook beginning at 8:30 a.m. EDT.  A link to the conference call is available at www.cigna.com under the About Cigna, Investor Relations section.

Earnings Conference Call

The call-in numbers for the conference call are as follows:

Live Call
(888) 324-7575 (Domestic)
(210) 234-0013 (International)
Passcode: 11012018

Replay
(866) 485-0032 (Domestic)
(203) 369-1606 (International)

It is strongly suggested you dial in to the conference call by 8:15 a.m. EDT.

About Cigna

Cigna Corporation (NYSE: CI) is a global health service company dedicated to helping people improve their health, well-being and sense of security. All products and services are provided exclusively by or through operating subsidiaries of Cigna Corporation, including Cigna Health and Life Insurance Company, Connecticut General Life Insurance Company, Life Insurance Company of North America, Cigna Life Insurance Company of New York, or their affiliates. Such products and services include an integrated suite of health services, such as medical, dental, behavioral health, pharmacy, vision, supplemental benefits, and other related products including group life, accident and disability insurance. Cigna maintains sales capability in over 30 countries and jurisdictions, and has more than 95 million customer relationships throughout the world. To learn more about Cigna®, including links to follow us on Facebook or Twitter, visit www.cigna.com. For more information about Cigna's proposed acquisition of Express Scripts, please visit www.advancinghealthcare.com.

Notes:

1.
Effective January 1, 2018, the company adopted Accounting Standards Update 2014-09 "Revenue from Contracts with Customers" through full retrospective restatement. The adoption of ASU 2014-09 had no impact to shareholders' net income, adjusted income from operations or cash flows, however the adoption resulted in certain reclassifications in the Consolidated and Global Health Care Segment income statements.  Additional information regarding adoption of the new revenue accounting standard is available in the company's Form 10-Q expected to be filed on November 1, 2018.

2.
Adjusted income (loss) from operations is defined as shareholders' net income (loss) excluding the following after-tax adjustments: net realized investment results, amortization of other acquired intangible assets and special items.  Special items are identified in Exhibit 2 of this earnings release. Third quarter 2018 total revenues included a special item of $13 million for net investment income associated with short-term investment of proceeds from the company's September 2018 debt offering.

Adjusted income (loss) from operations is a measure of profitability used by Cigna's management because it presents the underlying results of operations of Cigna's businesses and permits analysis of trends in underlying revenue, expenses and shareholders' net income.  This consolidated measure is not determined in accordance with accounting principles generally accepted in the United States (GAAP) and should not be viewed as a substitute for the most directly comparable GAAP measure, shareholders' net income. See Exhibits 1 and 2 for a reconciliation of adjusted income from operations to shareholders' net income.

3.
Management is not able to provide a reconciliation to shareholders' net income (loss) on a forward-looking basis because we are unable to predict, without unreasonable effort, certain components thereof including (i) future net realized investment results and (ii) future special items.  These items are inherently uncertain and depend on various factors, many of which are beyond our control. As such, any associated estimate and its impact on shareholders' net income could vary materially.

4.
The company's outlook excludes the potential effects of any share repurchases or business combinations that may occur after the date of this earnings release.  Also, the company's outlook is presented on the basis of the new revenue accounting standard (ASU 2014-09) adopted effective January 1, 2018.

5.
The measure "consolidated operating revenues" is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, "total revenues."  We define consolidated operating revenues as total revenues excluding realized investment results and special items.  Investment gains or losses are managed based on factors largely unrelated to the underlying business purpose of each segment and are not indicative of the underlying performance of our core business operations, so they are excluded from consolidated operating revenues.  See Exhibit 1 for a reconciliation of consolidated operating revenues to total revenues.

6.	Adjusted margin, after-tax, is calculated by dividing adjusted income (loss) from operations by operating revenues for each segment.

7.
Global medical customers include individuals who meet any one of the following criteria: are covered under a medical insurance policy, managed care arrangement, or service agreement issued by Cigna; have access to Cigna's provider network for covered services under their medical plan; or have medical claims and services that are administered by Cigna.

8.	Operating ratios are defined as follows:
•
Total Commercial medical care ratio represents medical costs as a percentage of premiums for all commercial risk products, including medical, pharmacy, dental, stop loss and behavioral products provided through guaranteed cost or experience-rated funding arrangements in both the United States and internationally.

•	Total Government medical care ratio represents medical costs as a percentage of premiums for Medicare Advantage, Medicare Part D, and Medicaid products.
•
Global Health Care operating expense ratio represents operating expenses, excluding acquisition related amortization expense and special items, as a percentage of operating revenue in the Global Health Care segment.

9.
Global Health Care medical costs payable are presented net of reinsurance and other recoverables.  The gross Global Health Care medical costs payable balance was $2.96 billion as of September 30, 2018 and $2.72 billion as of December 31, 2017.

10.
Cigna owns a 50% noncontrolling interest in its China joint venture and a 49% noncontrolling interest in its India joint venture.  Only Cigna's proportional share of these joint ventures' earnings is reported in operating revenues using the equity method of accounting under GAAP.  The policy counts for the Global Supplemental Benefits segment do not include the China and India joint ventures.

11.	Medical cost trend includes all U.S. commercial employer funding arrangements.

12.
The measure "consolidated adjusted tax rate" is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, "consolidated effective tax rate."  We define consolidated adjusted tax rate as the income tax rate applicable to the company's pre-tax income excluding net realized investment results, net amortization of other acquired intangible assets and special items.  Management is not able to provide a reconciliation to the consolidated effective tax rate on a forward-looking basis because we are unable to predict, without unreasonable effort, certain components thereof including (i) future net realized investment results and (ii) future special items.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made with respect to information contained in this release, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on Cigna's current expectations and projections about future trends, events and uncertainties. These statements are not historical facts.  Forward-looking statements may include, among others, statements concerning our projected adjusted income (loss) from operations outlook for 2018, on both a consolidated and segment basis; projected total revenue growth and global medical customer growth, each over year end 2017; projected growth in 2019 and beyond; projected medical care and operating expense ratios and medical cost trends; our projected consolidated adjusted tax rate; future financial or operating performance, including our ability to deliver personalized and innovative solutions for our customers and clients; future growth, business strategy, strategic or operational initiatives; economic, regulatory or competitive environments, particularly with respect to the pace and extent of change in these areas; financing or capital deployment plans and amounts available for future deployment; our prospects for growth in the coming years;  the proposed merger (the "Merger") with Express Scripts Holding Company ("Express Scripts") and other statements regarding Cigna's future beliefs, expectations, plans, intentions, financial condition or performance.  You may identify forward-looking statements by the use of words such as "believe," "expect," "plan," "intend," "anticipate," "estimate," "predict," "potential," "may," "should," "will" or other words or expressions of similar meaning, although not all forward-looking statements contain such terms.

Forward-looking statements are subject to risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those expressed or implied in forward-looking statements. Such risks and uncertainties include, but are not limited to: our ability to achieve our financial, strategic and operational plans or initiatives; our ability to predict and manage medical costs and price effectively and develop and maintain good relationships with physicians, hospitals and other health care providers; the impact of modifications to our operations and processes; our ability to identify potential strategic acquisitions or transactions and realize the expected benefits of such transactions, including with respect to the Merger; the substantial level of government regulation over our business and the potential effects of new laws or regulations or changes in existing laws or regulations; the outcome of litigation, regulatory audits, investigations, actions and/or guaranty fund assessments; uncertainties surrounding participation in government-sponsored programs such as Medicare; the effectiveness and security of our information technology and other business systems; unfavorable industry, economic or political conditions, including foreign currency movements; acts of war, terrorism, natural disasters or pandemics; our ability to obtain regulatory approvals required for the Merger or the requirement to accept conditions that could reduce the anticipated benefits of the Merger as a condition to obtaining regulatory approvals; the possibility that the anticipated benefits (including anticipated synergies) from the merger cannot be realized in full, or at all or may take longer to realize than expected; a longer time than anticipated to consummate the proposed Merger; problems regarding the successful integration of the businesses of Express Scripts and Cigna; unexpected costs regarding the proposed Merger; diversion of management's attention from ongoing business operations and opportunities during the pendency of the Merger; potential litigation associated with the proposed Merger; the ability to retain key personnel; the availability of financing, including relating to the proposed Merger; effects on the businesses as a result of uncertainty surrounding the proposed Merger; as well as more specific risks and uncertainties discussed in our most recent report on Form 10-K and subsequent reports on Forms 10-Q and 8-K available on the Investor Relations section of www.cigna.com as well as on Express Scripts' most recent report on Form 10-K and subsequent reports on Forms 10-Q and 8-K available on the Investor Relations section of www.express-scripts.com. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance or results, and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify.  Cigna undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

CIGNA CORPORATION
COMPARATIVE SUMMARY OF FINANCIAL RESULTS (unaudited)				Exhibit 1
(Dollars in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

REVENUES

Premiums	$8,994	$8,075	$27,005	$24,283
Fees	1,351	1,245	4,064	3,732
Net investment income	355	298	1,036	909
Mail order pharmacy revenues	747	733	2,222	2,200
Other revenues	10	21	23	50
Net realized investment gains (losses)	-	117	(36)	214

Total revenues	11,457	10,489	34,314	31,388
Less: Net realized investment gains (losses)	-	117	(36)	214
Less: Net realized investment (losses) from equity method subsidiaries(1)	(1)	-	(23)	-
Less: Special item (see transaction-related cost details on Exhibit 2)(2)	13	-	13	-

Consolidated operating revenues	$11,445	$10,372	$34,360	$31,174

SHAREHOLDERS' NET INCOME (LOSS)

Shareholders' net income (loss)	$772	$560	$2,493	$1,971
After-tax adjustments to reconcile to adjusted income from operations:
Net realized investment gains (losses)(1)	(1)	(75)	46	(140)
Amortization of other acquired intangible assets	36	16	74	54
Special items	138	215	297	300

Adjusted income from operations(3)	$945	$716	$2,910	$2,185

Adjusted income (loss) from operations by segment
Global Health Care	$804	$575	$2,464	$1,776
Global Supplemental Benefits	93	109	323	288
Group Disability and Life	100	73	270	224
Ongoing Operations	997	757	3,057	2,288
Corporate and Other	(52)	(41)	(147)	(103)

Total adjusted income from operations(3)	$945	$716	$2,910	$2,185

DILUTED EARNINGS PER SHARE

Shareholders' net income (loss)	$3.14	$2.21	$10.14	$7.67
After-tax adjustments to reconcile to adjusted income from operations:
Net realized investment gains (losses)(1)	-	(0.29)	0.19	(0.54)
Amortization of other acquired intangible assets	0.15	0.06	0.30	0.21
Special items	0.55	0.85	1.21	1.16

Adjusted income from operations(3)	$3.84	$2.83	$11.84	$8.50
Weighted average shares (in thousands)	246,112	253,410	245,747	257,058
Common shares outstanding (in thousands)			243,505	247,573

SHAREHOLDERS' EQUITY at September 30			$15,555	$14,121

SHAREHOLDERS' EQUITY PER SHARE at September 30			$63.88	$57.04

(1)  Beginning in 2018, Cigna's share of the realized investment results of its joint ventures in China and India that is reported in other revenues is excluded from operating revenues and adjusted income from operations.
(2) This net investment income special item is included in transaction-related costs quantified on Exhibit 2.

(3)  Adjusted income (loss) from operations is defined as shareholders' net income (loss) excluding the following after-tax adjustments: realized investment results; amortization of other acquired intangible assets; and special items (identified and quantified on Exhibit 2).

Exhibit 2
CIGNA CORPORATION
RECONCILIATION OF SHAREHOLDERS' NET INCOME (LOSS) TO ADJUSTED INCOME FROM OPERATIONS

(Dollars in millions, except per share amounts)	Diluted Earnings Per Share			Consolidated			Global Health Care
Three Months Ended,	3Q18	3Q17	2Q18	3Q18	3Q17	2Q18	3Q18	3Q17	2Q18

Shareholders' net income (loss)	$3.14	$2.21	$3.29	$772	$560	$806	$750	$610	$780
After-tax adjustments to reconcile to adjusted income (loss) from operations:
Net realized investment (gains) losses(1)	-	(0.29)	0.09	(1)	(75)	22	(4)	(47)	(4)
Amortization of other acquired intangible assets	0.15	0.06	0.07	36	16	18	32	12	13
Special items:
Transaction-related costs(2)	0.43	0.03	0.44	108	6	109	-	-	-
Charges associated with litigation matters	0.14	-	-	35	-	-	35	-	-
U.S. tax reform	(0.02)	-	-	(5)	-	-	(9)	-	-
Debt extinguishment costs	-	0.82	-	-	209	-	-	-	-
Adjusted income (loss) from operations	$3.84	$2.83	$3.89	$945	$716	$955	$804	$575	$789
Weighted average shares (in thousands)	246,112	253,410	245,339

Special items, pre-tax:
Transaction-related costs(2)				$128	$9	$130	$-	$-	$-
Charges associated with litigation matters				45	-	-	45	-	-
U.S. tax reform				2	-	-	-	-	-
Debt extinguishment costs				-	321	-	-	-	-
Total				$175	$330	$130	$45	$-	$-

(Dollars in millions, except per share amounts)	Diluted Earnings Per Share		Consolidated		Global Health Care
Nine Months Ended September 30,	3Q18	3Q17	3Q18	3Q17	3Q18	3Q17

Shareholders' net income (loss)	$10.14	$7.67	$2,493	$1,971	$2,372	$1,753
After-tax adjustments to reconcile to adjusted income (loss) from operations:
Net realized investment losses (gains)(1)	0.19	(0.54)	46	(140)	7	(85)
Amortization of other acquired intangible assets	0.30	0.21	74	54	59	40
Special items:
Transaction-related costs(2)	1.09	0.03	267	8	-	-
Charges associated with litigation matters	0.14	-	35	-	35	-
U.S. tax reform	(0.02)	-	(5)	-	(9)	-
Debt extinguishment costs	-	0.81	-	209	-	-
Long-term care guaranty fund assessment	-	0.32	-	83	-	68
Adjusted income (loss) from operations	$11.84	$8.50	$2,910	$2,185	$2,464	$1,776
Weighted average shares (in thousands)	245,747	257,058
Common shares outstanding as of September 30, (in thousands)	243,505	247,573

Special items, pre-tax:
Transaction-related costs(2)			$318	$88	$-	$-
Charges associated with litigation matters			45	-	45	-
U.S. tax reform			2	-	-	-
Debt extinguishment costs			-	321	-	-
Long-term care guaranty fund assessment			-	129	-	106
Total			$365	$538	$45	$106

(1) Beginning in 2018, includes Cigna's share of certain realized investment results of its joint ventures in China and India.
(2) For the three and nine months ended September 30, 2018, includes interest expense of $33 million, partially offset by net investment income of $13 million related to debt issued in the third quarter of 2018 to finance the proposed Merger with Express Scripts.

(Dollars in millions, except per share amounts)	Global Supplemental Benefits			Group Disability and Life			Corporate and Other
Three Months Ended,	3Q18	3Q17	2Q18	3Q18	3Q17	2Q18	3Q18	3Q17	2Q18

Shareholders' net income (loss)	$80	$105	$86	$106	$97	$107	$(164)	$(252)	$(167)
After-tax adjustments to reconcile to adjusted income (loss) from operations:
Net realized investment (gains) losses(1)	-	-	27	(4)	(24)	(4)	7	(4)	3
Amortization of other acquired intangible assets	4	4	5	-	-	-	-	-	-
Special items:
Transaction-related costs(2)	-	-	-	-	-	-	108	6	109
Charges associated with litigation matters	-	-	-	-	-	-	-	-	-
U.S. tax reform	9	-	-	(2)	-	-	(3)	-	-
Debt extinguishment costs	-	-	-	-	-	-	-	209	-
Adjusted income (loss) from operations	$93	$109	$118	$100	$73	$103	$(52)	$(41)	$(55)
Weighted average shares (in thousands)

Special items, pre-tax:
Transaction-related costs(2)	$-	$-	$-	$-	$-	$-	$128	$9	$130
Charges associated with litigation matters	-	-	-	-	-	-	-	-	-
U.S. tax reform	-	-	-	-	-	-	2	-	-
Debt extinguishment costs	-	-	-	-	-	-	-	321	-
Total	$-	$-	$-	$-	$-	$-	$130	$330	$130

(Dollars in millions, except per share amounts)	Global Supplemental Benefits		Group Disability and Life		Corporate and Other
Nine Months Ended September 30,	3Q18	3Q17	3Q18	3Q17	3Q18	3Q17

Shareholders' net income (loss)	$271	$283	$267	$253	$(417)	$(318)
After-tax adjustments to reconcile to adjusted income (loss) from operations:
Net realized investment losses (gains)(1)	28	(9)	5	(44)	6	(2)
Amortization of other acquired intangible assets	15	14	-	-	-	-
Special items:
Transaction-related costs(2)	-	-	-	-	267	8
Charges associated with litigation matters	-	-	-	-	-	-
U.S. tax reform	9	-	(2)	-	(3)	-
Debt extinguishment costs	-	-	-	-	-	209
Long-term care guaranty fund assessment	-	-	-	15	-	-
Adjusted income (loss) from operations	$323	$288	$270	$224	$(147)	$(103)
Weighted average shares (in thousands)
Common shares outstanding as of September 30, (in thousands)

Special items, pre-tax:
Transaction-related costs(2)	$-	$-	$-	$-	$318	$88
Charges associated with litigation matters	-	-	-	-	-	-
U.S. tax reform	-	-	-	-	2	-
Debt extinguishment costs	-	-	-	-	-	321
Long-term care guaranty fund assessment	-	-	-	23	-	-
Total	$-	$-	$-	$23	$320	$409

(1) Beginning in 2018, includes Cigna's share of certain realized investment results of its joint ventures in China and India.
(2) For the three and nine months ended September 30, 2018, includes interest expense of $33 million, partially offset by net investment income of $13 million related to debt issued in the third quarter of 2018 to finance the proposed Merger with Express Scripts.